SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                               Form 8-K

          Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Act of 1934


  Date of Report (Date of earliest event reported) August 7, 1996

                    Blue Ridge Real Estate Company
                       Big Boulder Corporation
        (Exact name of registrant as specified in its charter)



                  0-28-44 (Blue Ridge)       24-0854 342 (Blue Ridge)
  Pennsylvania    0-28-43 (Big Boulder)      24-0822326 (Big Boulder)
  -------------------------------------------------------------------
  (State of other (Commission File Number)   (IRS Employer
  jurisdiction of                            Identification Number)
  incorporation)

       P. O. Box 707, Blakeslee, Pennsylvania     18610-0707
       -----------------------------------------------------
        (Address of principal executive offices)   (Zip Code)

  Registrant's telephone number, including area code: (717) 443-8433

  Not applicable
    (Former name or former address, if changed since last report)


  Under a Security Combination Agreement between Blue Ridge Real Estate Company ( Blue Ridge ) and Big Boulder Corporation ( Big Boulder ) (referred to as the Corporations ) and under the by-laws of the Corporations, shares of the Corporations are combined in unit certificates, each certificate representing the same number of shares of each of the Corporations. Shares of either of the Corporations may be transferred only together with an equal number of shares of the other Corporation. For this reason, a combined Blue Ridge/Big Boulder Form 8-K is being filed. Except as otherwise indicated, all information applies to both Corporations.








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  Item 8.   Change in Fiscal Year.

       At the July 24, 1996 meeting of the Board of Directors of the Corporations (the Boards ), the Boards approved a change in the fiscal year ends of the Corporations to March 31 from May 31. Such change is to be effective for each of the Corporation's 1997 fiscal year. As a consequence, the Corporations will file (i) an annual report on Form 10-K for the twelve month period ended May 31, 1996 and (ii) a transition report on Form 10-K for the period June 1, 1996 through March 31, 1997.

                              Signatures

       Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Corporations has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Blue Ridge Real Estate Company


  Date: August 7, 1996          By:  /s/  Gary A. Smith
                                     Gary A. Smith
                                     President

                                     Big Boulder Corporation


  Date: August 7, 1996          By:  /s/  Gary A. Smith
                                     Gary A. Smith
                                     President





















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